FOR IMMEDIATE RELEASE

Advantage Solutions Reports

Healthy Third Quarter 2021 Financial Results and Affirms 2021 Outlook

Irvine, Calif, November 9, 2021 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” the “Company,” “we” or “our”), the leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today reported financial results for its fiscal third quarter ended September 30, 2021.

“We are pleased with how our team navigated the third quarter,” said Tanya Domier, Chief Executive Officer of Advantage. “At-home consumer demand remains elevated – supported by steady volume and rising prices. Our higher growth, higher margin digital services continue to outperform. And we are investing and will continue to invest to stand up critical services for brands and retailers,” Domier commented. “While the operating environment remains dynamic during the pandemic, we’re confident in delivering against FY 2021 Adjusted EBITDA guidance of $520 to $530 million. Demand for our essential services remains high as we help our partners navigate through unprecedented change – in both brick-and-mortar and e-commerce. And we’ve been disciplined in realizing price to offset wage inflation in our most labor intensive services.”

“Importantly, I’d like to again thank our associates. They’re providing essential, high ROI services to consumer goods companies and retailers – helping to lead our clients and communities out of this pandemic better, cheaper and faster,” Domier added.

Third Quarter 2021 Highlights

•	Revenues were $928.8 million for the third quarter of 2021, representing an increase of $144.4 million, or 18.4%, from the third quarter of 2020 revenues of $784.3 million.
•	Operating income was $65.6 million for the third quarter of 2021, representing a decline of $23.0 million, or 26.0%, from the third quarter of 2020 operating income of $88.6 million.
•	Net income was $24.3 million for the third quarter of 2021, representing a decline of $12.4 million, or 33.8%, from the third quarter of 2020 net income of $36.7 million.
•	Adjusted EBITDA was $133.8 million for the third quarter of 2021, representing a decline of $2.5 million, or 1.8%, from the third quarter of 2020 Adjusted EBITDA of $136.3 million.

The year-over-year increase in revenues was driven by $89.3 million of growth in the marketing segment (an increase of 37% year-over-year), and $55.1 million of growth in the sales segment (an increase of 10% year-over-year). Third quarter growth in the marketing segment was driven by continued sequential recovery in product demonstration and sampling and sustained outperformance in our digital businesses. Third quarter growth in the sales segment was driven by continued growth in our retailer merchandising services and a rebound in international.

The year-over-year decline in operating income was driven primarily by a difficult comparison given a favorable settlement of lease liability obligations associated with real estate realignment initiatives in 2020 and a non-cash change in fair value adjustments related to contingent consideration.

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The year-over-year decline in net income was driven primarily by lower operating income, partially offset by lower year-on-year interest expense and a fair value adjustment to warrant liability.

The year-over-year decline in Adjusted EBITDA was driven primarily by investments to stand up tens of thousands of associates in two areas – the fast-growing retail merchandising operation, and the sampling and demonstration business that’s coming back to life post-COVID. Adjusted EBITDA was also impacted by expected volume normalization in headquarter sales services and by the roll-off of ancillary COVID-related services that aided EBITDA in the prior year.

Balance Sheet Highlights

As of September 30, 2021, the Company’s cash and cash equivalents was $168.0 million, total debt was $2,039.0 million and Net Debt was $1,925.0 million. The debt capitalization consists primarily of a $1,315.1 million First Lien Term Loan facility, $775 million of senior secured notes and a $400 million revolving credit facility, under which no balance was outstanding as of September 30, 2021.

Subsequent Events

On October 28, 2021, Advantage successfully repriced its $1,315 million First Lien Term Loan facility. The spread on its floating rate term loan was reduced by 75 basis points from Libor + 5.25% to Libor + 4.50%. The facility remains subject to the 0.75% Libor floor. The effective rate on this facility at the floor was reduced from 6.00% to 5.25%, and yields a projected interest savings of $10 million, or $7 million after tax.

On November 9, 2021, Advantage announced that its Board of Directors had approved and authorized an open-ended share repurchase program up to $100 million. This program will allow Advantage to be opportunistic in allocating capital to share repurchase. Advantage CEO Tanya Domier noted, “As long-term stewards and owners, we are excited to have the flexibility to invest opportunistically in the asset we know best – our own stock.”

COVID-19 Update

Advantage continues to monitor the impact of the COVID-19 pandemic on its business and remains focused on: ensuring its ability to safeguard the health of its employees, maintaining high service levels for brand and retailer clients so that essential products are available to consumers in-store and online, and preserving financial liquidity to mitigate the uncertainty caused by the pandemic.

While at-home demand volumes remain elevated versus pre-pandemic levels, they are normalizing. Price trends are accelerating on shelf though, offsetting some of the volume normalization.

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The COVID-19 pandemic continues to be a temporary headwind in the marketing segment. The Company’s in-store sampling business, the largest category in the marketing segment, continues to recover from activity restrictions implemented in partnership with retailer clients in order to protect the health and safety of associates and consumers during the pandemic. In-store sampling event activity resumed in a safe and limited manner in the third quarter of 2020 and has continued its measured recovery throughout the third quarter of 2021. Event counts in the third quarter of 2021 were up 13% sequentially from the second quarter of 2021.

The Company expects the COVID-19 pandemic will continue to impact its various businesses into the first half of 2022. This is based on the belief that global supply chain disruptions, the uncertain path of the Delta variant and variable rates of vaccination will impact the recovery path from here.

FY 2021 Outlook

While the range of fundamental outcomes remains wider than normal, our Company’s solid year-to-date performance gives us confidence in affirming our full year Adjusted EBITDA guidance of $520 million to $530 million. Our forecasted Adjusted EBITDA assumes that elevated at-home demand for consumer goods normalizes a bit more in the fourth quarter of 2021, that weakness in the marketing segment from COVID-related headwinds eases further into the holidays, that solid pricing for wage inflation flows through in our most labor-intensive businesses and that the costs to recruit, train and retain large teams of new associates post-pandemic remains elevated.

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Conference Call Details

Advantage will host a conference call at 5:00 p.m. ET on November 9, 2021 to discuss its third quarter financial performance and business outlook. To participate, please dial (844) 825-9789 within the United States or (412) 317-5180 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 10161125. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Advantage website at https://ir.advantagesolutions.net/

A replay of the conference call will be available online at https://ir.advantagesolutions.net/. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (844) 512-2921 within the United States or (412) 317-6671 outside the United States. The replay ID is 10161125.

About Advantage Solutions

Advantage Solutions is the leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. We have a strong platform of technology-enabled, competitively advantaged services like headquarter sales, retail merchandising, in-store sampling, digital commerce and omnichannel marketing.  For brands and retailers of all sizes, we help get the right products on the shelf, whether physical or digital, and into the hands of consumers, however they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage’s business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; changes to labor laws or wage or job classification regulations, including minimum wage, or other market-driven wage changes; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to effectively remediate material weaknesses and maintain proper and effective internal controls in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including EBITDA for economic interests in investments, Adjusted EBITDA and Net Debt. These are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA means net income before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee, (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) (Recovery from) loss on Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance.

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations.

This press release also includes certain estimates and projections of Adjusted EBITDA, including with respect to expected 2021 results. Due to the high variability and difficulty in making accurate estimates and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated or projected comparable GAAP measures is included and no reconciliation of such forward-looking non-GAAP financial measures is included.

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Reconciliation of GAAP to Non-GAAP Historical Financial Measures

Results of Operations for the Three Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,
(amounts in thousands)	2021		2020
Revenues	$928,760	100.0%	$784,345	100.0%
Cost of revenues	766,253	82.5%	625,363	79.7%
Selling, general, and administrative expenses	37,742	4.1%	11,855	1.5%
Depreciation and amortization	59,163	6.4%	58,556	7.5%
Total expenses	863,158	92.9%	695,774	88.7%
Operating income	65,602	7.1%	88,571	11.3%
Other (income) expenses:
Change in fair value of warrant liability	(3,491)	(0.4)%	—	0.0%
Interest expense, net	36,490	3.9%	48,243	6.2%
Total other expenses	32,999	3.6%	48,243	6.2%
Income before income taxes	32,603	3.5%	40,328	5.1%
Provision for income taxes	8,276	0.9%	3,623	0.5%
Net income	$24,327	2.6%	$36,705	4.7%
Other Financial Data
Adjusted EBITDA(1)	$133,756	14.4%	$136,253	17.4%

(1)	We present Adjusted EBITDA because we use it as a supplemental measure to evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that we do not believe are indicative of our operating performance or are unusual or infrequent in nature and aid in the comparability of our performance from period to period. Adjusted EBITDA should not be considered as an alternative for net income, our most directly comparable measure presented on a GAAP basis.

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A reconciliation of net income to Adjusted EBITDA is provided in the following table:

	Three Months Ended September 30,
	2021	2020
(in thousands)
Net income	$24,327	$36,705
Add:
Interest expense, net	36,490	48,243
Provision for income taxes	8,276	3,623
Depreciation and amortization	59,163	58,556
Equity based compensation of Topco and Advantage Sponsors’ management fee(a)	(5,575)	1,468
Change in fair value of warrant liability	(3,491)	—
Stock based compensation expense(b)	7,854	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	3,221	(6,184)
Acquisition-related expenses(d)	5,110	3,683
EBITDA for economic interests in investments(i)	(3,620)	(2,005)
Restructuring expenses(e)	(394)	(7,635)
Litigation expenses(f)	(92)	(31)
Costs associated with COVID-19, net of benefits received(g)	1,087	(1,389)
Costs associated with the Take 5 Matter(h)	1,400	1,219
Adjusted EBITDA	$133,756	$136,253

(a)	Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the three and nine months ended September 30, 2021 and 2020. Also represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors, (ii) equity-based compensation expense associated with the Common Series C Units of Topco as a result of the Transactions, (iii) compensation amounts associated with the Company’s Management Incentive Plan originally scheduled for potential payment March 2022 that were accelerated and terminated as part of the Transactions, and (iv) compensation amounts associated with the anniversary payments to Tanya Domier. Certain of Ms. Domier’s anniversary payments were accelerated as part of the Transactions.

(b)	Represents non-cash compensation expense related to issuance of performance restricted stock units, restricted stock units, stock options, employee stock purchase plan under the Advantage Solutions Inc. 2020 Incentive Award Plan and shares of our Class A common stock pursuant to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan.

(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods.

(d)	Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including transaction bonuses paid in connection with the Transactions, professional fees, due diligence, public company readiness and integration activities.

(e)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.

(f)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.

(g)	Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

(h)	Represents costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, for the three and nine months ended September 30, 2021 and 2020, respectively.

(i)	Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.
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A reconciliation of total debt to Net Debt is provided in the following table:

(in millions)	September 30, 2021
Current portion of long-term debt	$13.4
Long-term debt, net of current portion	2,026.0
Less: Debt issuance costs	(53.6)
Total Debt	2,093.0
Less: Cash and cash equivalents	168.0
Total Net Debt (a)	$1,925.0

(a)	We present Net Debt because we believe it provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company’s capital structure and credit quality assessment.

Contacts:

Dan Riff

Chief Investor Relations & Strategy Officer

Advantage Solutions

Daniel.riff@advantagesolutions.net

Dan Morrison

Senior Vice President, Finance & Operations

Advantage Solutions

Kevin Doherty

Solebury Trout

Managing Director

Investorrelations@advantagesolutions.net

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